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Exhibit 10.4

                               DIFFON CORPORATION
                             STOCKHOLDERS AGREEMENT

         THIS STOCKHOLDERS AGREEMENT (the "AGREEMENT") is made as of 1st October, 2009 (the "EFFECTIVE DATE"), among Diffon Corporation, a South Korean corporation (the "COMPANY"), Ji Ho Cho and Seok Kwon Hong (each, a "MAJOR SHAREHOLDER" and collectively, the "MAJOR SHAREHOLDERS") and Franklin Wireless Corporation, a Nevada corporation ("FRANKLIN"). The Major Shareholders, Franklin, and any person or entity acquiring shares of the Company's Common Stock after the Effective Date who executes a counterpart of this Agreement, joinder agreement or other writing agreeing to be bound by the terms of this Agreement are referred to as the "STOCKHOLDERS."

                                    RECITALS

         A. As of the Effective Date, the Stockholders are entering into this Agreement with the intent to be mutually bound.

         B. This Agreement sets forth the agreement between the Company and certain of its Stockholders regarding various matters relating to the Company, including certain restrictions with respect to the ownership of shares of the Company's capital stock, governance, registration rights and certain other matters.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. DEFINITIONS.

         "AFFILIATE" (or any derivative thereof) means any Person controlled by, controlling or under common control with such Person. The term "control" means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "BOARD" means the Board of Directors of the Company, as constituted from time to time.

         "CHANGE OF CONTROL" means (i) a consolidation, reorganization or merger of the Company with or into one or more entities, if as a result the Company's Stockholders immediately prior to such transaction own less than fifty percent (50%) of the total voting power of the entity surviving or resulting from such transaction; (ii) the sale, lease, exchange or transfer of all or substantially all the assets of the Company, or (iii) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Person that is a stockholder of the Company on the Effective Date, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the Company's capital stock

         "COMMON STOCK" means the Company's Common Stock

         "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.


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         "FAMILY GROUP" means a Stockholder's spouse and immediate family members to the first degree (whether natural or adopted) ("DESCENDANTS") and any trust solely for the benefit of such person's spouse and/or Descendants.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "NEW SECURITIES" shall mean all shares of Common Stock issued by the Company after the Effective Date of this Agreement, other than shares of Common Stock issued or issuable to officers, directors or employees of, or consultants to, the Company pursuant to stock option or stock purchase plans or agreements on terms approved by the Board.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "PRO RATA SHARE" shall mean the ratio of (x) the sum of the number of shares of Common Stock then owned by a Stockholder to (3) the sum of the total number of shares of Common Stock then issued and outstanding. For the purpose of clarity Pro Rata Share does not include shares of Common Stock issuable pursuant to stock option or stock purchase plans or agreements or upon exercise of outstanding rights, options or warrants until such shares are actually issued.

         "QUALIFIED PUBLIC OFFERING" means a firm commitment underwritten public offering of shares of the Company's common stock on a national stock exchange, resulting in at least $10,000,000 in net proceeds.

         "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRABLE SECURITIES" means any Common Stock held by Franklin. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any subsidiary of the Company.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended from time to time.

         "SHARES" means shares of, or securities convertible into or exercisable for any shares of, any class of capital stock of the Company.

         "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of 1st Oct, 2009 to which this Agreement is attached as EXHIBIT A.

         "STOCKHOLDER SHARES" means (i) any Common Stock held by any Stockholder, (ii) any capital stock or other equity securities issued or issuable directly or indirectly, with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a


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combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Company held by a Stockholder, including shares issuable on exercise of a warrant or option. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

         2. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants that this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms. Each Major Shareholder represents and warrants that such Major Shareholder (i) has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement; and (ii) shall not grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

         3. RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES.

             3.1. RETENTION OF MAJOR SHAREHOLDER SHARES. No Major Shareholder may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in his Stockholder Shares (a "TRANSFER"); provided that nothing contained in this Article 3 shall prohibit the Transfer of Stockholder Shares as permitted by Sections 3.2, 3.4, 3.5 and 3.6.

             3.2. PERMITTED TRANSFERS. The restrictions set forth in this
Article 3 shall not apply with respect to any Transfer of Stockholder Shares by any Major Shareholder pursuant to applicable laws of descent and distribution or among such Major Shareholder's Family Group (a "PERMITTED TRANSFEREE"); provided that the restrictions contained in this Article 3 shall continue to be applicable to the Stockholder Shares after any such Transfer and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred ("PERMITTED TRANSFER").

             3.3. RIGHT OF FIRST OFFER OF SHARES ON SUBSEQUENT INVESTMENT. Subject to the terms and conditions specified in this Section 3.3, the Company hereby grants to Franklin a right of first offer with respect to future sales by the Company of its New Securities. In the event the Company proposes to offer any New Securities, the Company shall first make an offer to sell such New Securities to Franklin in accordance with the following provisions:

             (a) The Company shall deliver a notice ("NOTICE") to Franklin stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

             (b) Within twenty (20) calendar days after receipt of the Notice, Franklin may elect to purchase, at the price and on the terms specified in the Notice, some or all of the New Securities.

             (c) If Franklin does not elect to purchase all the New Securities, the Company may, for the next ninety (90) days, offer the remaining unsubscribed portion of such New Securities to


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any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such ninety (90) day period, or if such agreement is not consummated within ninety (90) days after the execution thereof, the tight provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to Franklin in accordance herewith.

             (d) The right of first offer in this Section 3.3 shall not be applicable to the issuance of securities: (i) pursuant to the conversion or exercise of convertible or exercisable securities, (ii) pursuant to the issuance of incentive stock awards or other equity incentive stock plans, agreements or arrangements, (iii) to financial institutions or lessors in connection with commercial credit arrangements, equipment leases or financings, commercial property lease transactions, or similar transactions approved by the Board, or
(iv) in connection with a Qualified Public Offering.

             (e) The right of first offer set forth in this Section 3.3 shall terminate (i) as to future offerings if Franklin declines to exercise its right of first offer in connection with an offer of New Securities that are subsequently sold to a Person or Persons, and (ii) upon the occurrence of a Qualified Public Offering.

         3.4. RIGHT OF FIRST REFUSAL. In the event a Major Shareholder (the "TRANSFERRING STOCKHOLDER") receives a bona fide offer to purchase all or part of his or its Stockholder Shares, the Transferring Stockholder shall comply with the following provisions:

             (a) NOTICE. If a Transferring Stockholder desires to sell his Common Stock to a third party, it will provide Franklin with written notice (the "NOTICE OF TRANSFER") setting forth (i) his bona fide intention to sell such Common Stock, (ii) the number of such shares of Common Stock to be sold, and
(iii) the price and terms upon which he proposes to sell such shares of Common Stock; (iv) the name and address of the prospective transferee (the "Purchase Offeror"); and (v) the expected closing date of the transaction.

             (b) OPTION PERIOD. For a thirty (30) day period following the receipt of the Notice of Transfer Franklin shall have the right to purchase all or part of the Stockholder Shares identified therein.

             (c) EXERCISE OF OPTION. Any option to purchase the Transferring Stockholder's Stockholder Shares shall be exercised by timely delivery of written notice to the Transferring Stockholder.

             (d) PURCHASE PRICE AND TERMS. A party electing to exercise options pursuant to this Article shall purchase the Transferring Stockholder's Stock at the price and terms specified in the Notice of Transfer.

             (e) FAILURE TO EXERCISE OPTIONS. If the foregoing option is not exercised with respect to all of the Transferring Stockholder's Stockholder Shares, the Transferring Stockholder may sell such Stockholder Shares at the price and terms specified in the Notice of Transfer for a thirty (30) day period which commences on the expiration of the option period specified in subsection
(b) above, provided, however, that in no event may the Transferring Stockholder sell Stockholder. Shares to a competitor of the Company. If the transaction has not



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been completed within that thirty (30) day period, the Transferring Stockholder may Transfer his Stockholder Shares only by again complying with the procedures set forth in this Article.

             (f) CONTINUED APPLICABILITY. It shall be a condition to the Transfer of the Stockholder Shares that the transferee agrees in writing to hold such Stockholder Shares subject to and be bound by the terms and conditions of this Agreement.

             (g) TERMINATION. The rights provided in this Section 3.4 shall terminate upon the occurrence of a Qualified Public Offering.

The exercise or non-exercise of the rights described in this Section 3.4 shall not adversely affect the Co-Sale rights of Stockholders described in Section 3.5.

         3.5. CO-SALE RIGHTS. Except for Permitted Transfers pursuant to Section
3.2 or transfers to Franklin pursuant to Section 3.4, no Major Shareholder shall Transfer his Stockholder Shares (or any interest therein) in one transaction or a series of related transactions to any Person (a "Third Party") unless the following provisions in this Section 3.5 are complied with:

             (a) Any Major Shareholder (the "'Seller") making a Transfer of Stockholder Shares ("CO-SALE SHARES") to a Third Party shall deliver a Notice of Transfer to Franklin prior to making any such Transfer of his Co-Sale Shares. The Notice of Transfer will also contain (i) a copy of the definitive documentation pursuant to which the Co-Sale Shares will be Transferred and (ii) confirmation that the Third Party has been informed of the provisions of this
Section 3.5 and has agreed to purchase any and all Co-Sale Shares, proposed to be sold in accordance with the terms of this Section 3.5. A Notice of Transfer provided pursuant to Section 3.4 will suffice as due Notice of Transfer and will apply to Shares not acquired per Section 3.4.

             (b) Franklin may elect to participate in the Transfer contemplated by Section 3.5(a) above by delivering a written notice (an "ELECTION NOTICE") to the Seller within ten (10) days after receipt of such Notice of Transfer, and Franklin may elect to Transfer in such contemplated Transfer up to that number of shares Common Stock (collectively referred to herein as "TAG ALONG SHARES") that is equal to the product of (a) the number of Co-Sale Shares proposed to be sold by the Seller multiplied by (b) a fraction the numerator of which is the total number of Shares owned by Franklin and the denominator of which is the total number of Stockholder Shares held by the Seller and by Franklin. If Franklin fails to deliver an Election Notice by the close of business on the tenth (10th) day after receipt of a Notice of Transfer, Franklin shall be deemed to have elected not to participate in the Transfer covered by such Election Notice.

             (c) If participating in a Transfer, Franklin shall deliver to the Third Party at a closing to be held at the offices of the Company (or such other place as the parties agree), one or more certificates, properly endorsed for Transfer, which represent the number of Tag Along Shares which Franklin elects to Transfer, and may Transfer, pursuant to this Section 3.5. Such certificates shall be transferred by the Seller to the Third Party simultaneously with the consummation of the Transfer of the Co-Sale Shares pursuant to the terms and conditions specified in the Notice of Transfer against receipt by Franklin of the proceeds of the Transfer of its Tag Along Shares. If there is to be an agreement of sale or similar instrument with respect to the proposed Transfer (a "SALE AGREEMENT"), the Seller will furnish a copy of the Sale Agreement in its then current form to Franklin with the Notice of Transfer. As promptly as practicable after receipt



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of an Election Notice, if the Sale Agreement has not previously been executed, the Seller shall furnish Franklin with successive drafts of the Sale Agreement, if any, as available.

             (d) The exercise or non exercise of the rights of Franklin to participate in one or more Transfers of Co-Sale Shares made by a Seller shall not adversely affect its rights to participate in subsequent Transfers of Co-Sale Shares by the Major Shareholders (including the Seller) which meet the conditions specified in this Section 3.5.

             (e) Any Transfer made pursuant to Section 3.5(a) shall be consummated on the terms set forth in the Notice of Transfer. The Company shall use reasonable efforts to aid such closing, including, but not limited to, exchanging Franklin's certificates for new certificates in requested denominations.

             (f) The Co-Sale rights described in this Section 3.5 shall not apply to (i) all Permitted Transfers; or (ii) Transfers to Franklin per Section 3.4.

             (g) The covenants set forth in this Section 3.5 shall terminate and be of no further force or effect following the date of a Qualified Public Offering.

         3.6. NO TRANSFERS TO COMPETITORS. Notwithstanding any other provisions of this Agreement to the contrary, no Major Shareholder nor any Permitted Transferee may, directly or indirectly, Transfer any Stockholder Shares to a Competitor pursuant to Sections 3.4 and 3.5 hereof, or otherwise. "COMPETITOR" shall be defined as any Person that designs and develops wireless modem products and/or which manufactures, licenses or distributes such products, or engages in any business which competes with the products or services offered by the Company at the time of the subject Transfer.

         3.7. DRAG ALONG RIGHTS; PROPOSED CHANGE OF CONTROL.

             (a) DRAG-ALONG PROVISIONS. If Franklin proposes or approves a transaction or series of transactions with any person or entity which is not an Affiliate of the Company or its Stockholders (collectively, a "BUYER") that will result in a Change of Control, the Major Shareholders agree to (i) vote all Stockholder Shares held by such Major Shareholders in favor of such Change of Control (and in opposition of any and all proposals that are intended, or could reasonably be expected, to delay, prevent, impair, interfere with, postpone or adversely effect the ability of the Company to consummate such Change of Control), (ii) sell or exchange all such Stockholder Shares then held by such Major Shareholders pursuant to the terms and conditions of such Change of Control transaction, (iii) refrain from exercising any dissenters' rights or rights of appraisal under applicable law at any time with respect to such Change of Control transaction, and (iv) execute and deliver all related documentation and take such other action in support of the Change of Control transaction as shall reasonably be requested by the Company.

             (b) NOTICE OF SALE; APPOINTMENT. Not less than thirty (30) days prior to the date proposed for the closing of any transaction pursuant to
Section 3.7(a), Franklin shall give written notice to each of the Major Shareholders, setting forth in reasonable detail the name or names of the Buyer, the terms and conditions of the transaction, including the purchase price, and the proposed closing date. In furtherance of the provisions of this Section 3.7, each of the Major Shareholders hereby (i) irrevocably appoints a representative of Franklin as his or its attorney-in-fact



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(with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to effectuate any sale hereunder and (ii) grants to such designated representatives a proxy (which shall be deemed to be coupled with an interest and irrevocable) to vote the Stockholder Shares held by such Major Shareholder and exercise any consent tights applicable thereto in favor of any transaction hereunder; provided, however, that such designees shall not exercise such powers-of-attorney or proxies with respect to any Major Shareholder unless such Major Shareholder is in breach of its obligations under this Section 3.7.

     4. REGISTRATION RIGHTS.

         4.1. REQUESTED REGISTRATION.

             (a) REQUEST FOR REGISTRATION. If, at any time after six months after the effective date of a Qualified Public Offering the Company shall receive from Franklin a written request that the Company effect any registration, qualification or compliance with respect to an offering of Registrable Securities for an aggregate offering price of at least $500,000 the Company will as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Article 4;

                  (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (ii) After the Company has effected one such registration pursuant to this Section 4.1;

         Subject to the foregoing clauses (i) and (ii) the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of Franklin; provided, however, that if the Company shall furnish to Franklin a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its Stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of the registration statement, the Company shall have the right to defer such filing for a period not in excess of 150 days.

             4.2. EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Article 4, including all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and Franklin, and expenses of any special audits incidental to such registration, shall be borne by the Company.



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             4.3. REGISTRATION PROCEDURES. In the case of any registration, qualification or compliance effected by the Company pursuant to this Article 4, the Company will keep Franklin advised in writing as to the initiation of the registration, qualification and compliance and as to the completion thereof. At its expense the Company will, except as otherwise provided herein:

                  (i) keep such registration, qualification or compliance pursuant to this Article 4, effective until the Registrable Securities are saleable under SEC Rule 144, or Franklin has completed the distribution described in the registration statement relating thereto, whichever first occurs;

                  (ii) furnish such number of prospectuses and other documents incident thereto as Franklin from time to time may reasonably request;

                  (iii) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Franklin, provided that the Company shall not be required in connection therewith or as a condition thereto to do business or file a general consent to service of process in any such jurisdictions;

                  (iv) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                  (v) Notify Franklin, as a holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (vi) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are registered; and

                  (vii) Provide a transfer agent and registrar for all such Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         4.4. INDEMNIFICATION.

             (a) The Company will indemnify Franklin, each of its officers, directors and partners, and each person controlling Franklin, with respect to which registration, qualification or compliance has been effected pursuant to this Article 4 and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to Franklin, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other documents (including any related registration, statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to


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state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse Franklin, each of its officers and directors, and each person controlling Franklin, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, cost, expense, or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by Franklin or underwriter and stated to be specifically for use therein.

             (b) Franklin will, severally, if and to the extent Registrable Securities held by or issuable to Franklin are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other documents (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made not misleading, and will reimburse the Company, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Franklin and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any underwriter or Franklin, if there is no underwriter, if a copy of the Final Prospectus was furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act; and provided further, the total amount for which Franklin shall be liable under this Section 4.4 shall not in any event exceed the aggregate proceeds received by Franklin from the sale of Registrable Securities held by Franklin in such registration.

             (c) Each party entitled to indemnification under this Section 4.4 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying



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Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.4. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm shall be designated in writing by the Indemnified Party to the Indemnifying Party.

                  4.5. INFORMATION BY FRANKLIN. Franklin, as the holder of Registrable Securities included in any registration, shall furnish to the Company such information regarding Franklin and the distribution proposed by Franklin as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 4.

                  4.6. SALE WITHOUT REGISTRATION. If at the time of any Transfer (other than a Transfer not involving a change in beneficial ownership) of any Shares or Registrable Securities, such Shares or Registrable Securities shall not be registered under the Securities Act, the Company may require, as a condition of allowing such Transfer, that Franklin or transferee furnish to the Company (a) such information as is necessary in order to establish that such Transfer may be made without registration under the Securities Act; and (b) at the expense of Franklin or transferee, an opinion by legal counsel designated by Franklin or transferee and satisfactory to the Company, satisfactory in form and substance to the Company, to the effect that such Transfer may be made without registration under such Act; provided that nothing contained in this Section 4.6 shall relieve the Company from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this Article 4.

                  4.7. RULE 144 REPORTING. With a view to making available to Franklin the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares or Registrable Securities to the public without registration, following the Company's initial Public Offering the Company agrees to:

             (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety days after the effective date of the first registration statement filed by the Company which involves a sale of securities of the Company to the general public;

             (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

             (c) furnish to Franklin so long as Franklin owns any Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of said Rule 144 (at any time after ninety days after the effective date of said first registration statement filed by the Company) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing Franklin of any rule or regulation of the SEC permitting the selling of any such securities without registration.

         4.8. STOP TRANSFER INSTRUCTIONS. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of Franklin (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

         4.9. EXPIRATION OF RIGHTS. All registration rights shall expire and not apply to Franklin upon the date Franklin is eligible to sell in a three-month period pursuant to SEC Rule 144 all Registrable Securities held by Franklin.

         4.10. ASSIGNMENT OF RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 4 may be assigned (but only with all related obligations) by Franklin to a transferee or assignee of at least Fifty Thousand (50,000) shares of such Registrable Securities (subject to adjustment for stock splits, stock dividends, reclassification or the like), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees in writing to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

     5. COVENANTS OF THE COMPANY AND THE MAJOR SHAREHOLDERS.

         5.1. FINANCIAL STATEMENTS. The Company shall maintain true and complete books and records of account in accordance with U.S. GAAP. The Company will furnish or cause to be furnished to each Stockholder:

             (a) Within one hundred and twenty (120) days after the end of each fiscal year of the Company, [audited] consolidated financial statements, including an audited balance sheet showing the financial condition of the Company and any subsidiaries as of the close of such fiscal year, together with a statement of stockholder's equity as of the end of such year and statements of income and cash flow;

             (b) As soon as reasonably possible, and in any event within forty-five (45) days after the end of each calendar quarter, a quarterly report, including without limitation, sales reports, profit and loss statements, an unaudited balance sheet, a statement of income and cash flows of the Company and its subsidiaries for and as at the end of such calendar quarter and any other reports Franklin may request; and

             (c) As soon as practical after its approval by the Board, a copy of the Company's operating budget for each fiscal year.

         5.2. TERMINATION OF INFORMATION COVENANTS. The covenants and restrictions set forth in Section 5.1 shall terminate and be of no further force or effect following the date of a Qualified Public Offering.

         5.3. REPORTS TO THE BOARD; ANNUAL BUDGET. The Major Shareholders shall cause the Company to provide operational and financial reports to the Board at least quarterly. The annual budget shall be submitted for approval to the Board by the Majority Shareholders. The operational and financial reports shall include reports of operations, reports of adverse developments and financial reports.

         5.4. BOARD OF DIRECTORS; BOARD REPRESENTATION.

             (a) As a condition to the Closing (as defined in the Stock Purchase Agreement), and, thereafter, at any time that members of the Board are to be elected, whether at an annual or special meeting of the stockholders of the Company, or by written consent, the parties agree to vote or act with respect to their shares so as to elect two (2) members of the Board designated by Franklin, who shall initially be OC Kim and Joon Won Jyoung so long as Franklin or its Affiliates holds its Stockholder Shares.

             (b) NOMINATION OF NEW DIRECTORS. In the event of the resignation, death, removal or disqualification of a director elected under Section 5.4(a) hereof, a new director shall promptly be nominated by Franklin.

             (c) REMOVAL. A director elected under Section 5.4(a) or 5.4(b) hereof may be removed at any time and from time to time, with or without cause (subject to the Charter, Bylaws or other applicable governing instrument of the Company as in effect from time to time and any requirements of law), after written notice to each of the parties of the new nominee to replace such director, by Franklin.

             (d) FAILURE TO DESIGNATE A BOARD MEMBER. In the absence of any designation from the persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

             (e) NO REVOCATION. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

             (f) NO LIABILITY FOR ELECTION OF RECOMMENDED DIRECTORS. Neither the Company, nor any party, nor any officer, director, stockholder, partner, employee or agent of any such party, makes any representation or warranty as to the fitness or competence of the designee of any party hereunder to serve on the Board by virtue of such party's execution of this Agreement or by the act of such party in voting for such designee pursuant to this Agreement.

         5.5. APPROVAL. The following decisions shall require prior written approval by Franklin:

             (a) Sale, transfer, lease or exchange of all or substantially all of the Company's assets;

             (b) Sale or licensing of all or substantially all of the Company's intellectual property;

             (c) Dissolution of the Company or cessation of the Company's business, in whole or in part;

             (d) The use of the Company, or any portion of the Company, including without limitation, its future sales, assets, tangible assets or stock as collateral;

             (e) The transfer or assignment of any of the Company's rights and duties to any third party;

             (f) Creation of any stock option or other equity incentive stock plan;

             (g) The grant of any stock options or stock awards to any Person, including without limitation, shareholders employees, officers, directors, or contractors;

             (h) Any amendments to the Company's Charter, Bylaws, or other applicable governing instrument;

             (i) Any change in the structure or composition of the Board, or any other material change in the management of the Company;

             (j) Creation of any board committees;

             (k) Additional investment and dilution events, including without limitation, the issuance of convertible bonds, stock splits, or an initial public offering of the Company's securities; or

             (1) Issuance of additional Stock to Major Shareholders or representatives of Major Shareholders. The covenants set forth in this Section
5.5 shall terminate and be of no further force or effect following the date of a Qualified Public Offering.

         5.6. AFFIRMATIVE COVENANTS. The Company (and the Major Shareholders, as appropriate), shall:

             (a) Maintain adequate property and business insurance;

             (b) Comply with all applicable laws, rules, and regulations;

             (c) Preserve, protect, and maintain its existence as a corporation; its rights, franchises and privileges; and all properties necessary or useful to the proper conduct of its business;

             (d) To the extent permitted by applicable law, cause all officers, employees, consultants, and as appropriate, service providers and vendors, to execute and deliver non-competition, non-solicitation, non-hire, nondisclosure, and assignment of invention and other intellectual property agreements for a term of their employment or association with the Company plus two years in a form reasonably acceptable to the Board;

             (e) Not enter into related party transactions without the consent of the Board; and

             (f) Not to carry out any action that will materially and adversely affect the interests of the Company.

         5.7. COVENANTS OF MAJOR SHAREHOLDERS; MILESTONES. Notwithstanding any other provision to the contrary in this Agreement, each Major Shareholder shall, upon the occurrence of the Company's failure to meet each of the development, sales and net profit milestones set forth on ANNEX 1, transfer to Franklin his Stockholder Shares according to the formulas set forth on ANNEX 1; provided that the total number of Stockholder Shares transferred by both of the Major Shareholders shall not exceed 109,350 Shares, with a maximum of 73,265 Stockholder Shares to be transferred by Jae Ho Cho and a maximum of 36,085 Stockholder Shares to be transferred by Seok Kwon Hong.

         5.8. SALES OF ADDITIONAL SHARES. If at any time after the Effective Date of this Agreement, the Company sells Shares at a price per Share which is less than the price per Share paid by Franklin pursuant to the Stock Purchase Agreement, the Company shall immediately, via check or wire transfer, distribute to Franklin the amount of the difference between (x) the price per Share paid by Franklin and (y) the price per Share at which the Company sold the Shares, multiplied by the total number of Shares purchased by Franklin pursuant to the Stock Purchase Agreement.

     6. AFTER-ACQUIRED SHARES. Whenever any Stockholder hereafter acquires any shares of the Company, such shares so acquired shall be subject to all of the terms and provisions of this Agreement and shall be deemed "Shares" for all purposes hereof. In the event of changes in the outstanding capital stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, the merger or consolidation of the Company, reorganizations, liquidations or the like, or other change in the Company's capital structure, any shares of capital stock acquired by a Stockholder on account of such event shall be subject to all of the terms and provisions of this Agreement and shall be deemed "Shares" for all purposes hereof.

     7. MISCELLANEOUS PROVISIONS.

         7.1. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and Franklin. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         7.2. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         7.3. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement and the Stock Purchase Agreement of even date herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         7.4. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the respective successors and assigns of the parties (including transferees of any of the Stockholder Shares).

         7.5. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         7.6. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid), sent by reputable overnight courier service (charges prepaid), or sent both by facsimile and the following day by a reputable overnight courier service to the Company at the address set forth below, to a Stockholder at the address indicated below his signature and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally or by facsimile, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.



If to the Company:    Diffon Corporation
                      Attn: President
                      Digital Tower Aston 1505
                      505-15 Gasan, Geumcheon
                      Seoul, Korea 153803


Copy to (not constituting notice):


                      ----------------------------
                      ----------------------------

                      ----------------------------
                      ----------------------------


If to Franklin:
                      Franklin Wireless
                      Corporation Attn: President
                      5440 Morehouse Drive, Suite 1000
                      San Diego, California 92121 USA


Copy to (not constituting notice):

                      Harry J. Proctor, Esq.
                      Miguel A. Smith, Esq.
                      Solomon Ward Seidenwurm & Smith LLP
                      401 B Street, Suite 1200
                      San Diego, California 92101 USA
                      (619) 231-4755 (facsimile)

         7.7. HEADINGS AND INTERPRETATION. The headings of the Sections of this Agreement have been included only for convenience, and may not be deemed in any manner to modify or limit any of the provisions of this Agreement, or be used in any manner in the interpretation of this Agreement. Whenever the context so requires in this Agreement, all words used in the singular will be construed to have been used in the plural (and vice versa), each gender will be construed to include any other genders, and the word "person" will be construed to include a natural person, corporation, firm, partnership, joint venture, trust, estate, or any other entity. Each party to this Agreement has reviewed and revised this Agreement. Each party to this Agreement has had the opportunity to have such party's legal counsel review and revise this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.

         7.8. INJUNCTIVE RELIEF. Each Party acknowledges and agrees that each party may be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the parties shall be entitled to seek an injunction to prevent breaches of this Agreement.

         7.9. GOVERNING LAW. The construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions contained therein.

         7.10. VENUE AND JURISDICTION. For purposes of venue and jurisdiction, this Agreement will be deemed made and to be performed in San Diego County, California. Venue for all purposes will lie exclusively with the state and federal courts located in San Diego County, California, which courts have personal jurisdiction and venue over each of the parties to this Agreement for the purpose of adjudicating all matters arising out of or related to this Agreement. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Agreement.

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


THE COMPANY:                              DIFFON CORPORATION

                                          By: /s/ Ji Ho Cho
                                              ----------------------------------
                                              Ji Ho Cho, CEO

MAJOR SHAREHOLDERS:                       /s/ Ji Ho Cho
                                          --------------------------------------
                                          Ji Ho Cho

                                          -----------------------
                                          -----------------------
                                          -----------------------


                                                    Shares of Common Stock
                                          ---------


                                          /s/ Seok Kwon Hong
                                          --------------------------------------
                                          Seok Kwon Hong


                                          -----------------------
                                          -----------------------
                                          -----------------------


                                                    Shares of Common Stock
                                          ---------


FRANKLIN:                                 FRANKLIN WIRELESS CORPORATION


                                          By: /s/ OC Kim
                                              ----------------------------------
                                             OC Kim, President

                                             N/A Shares of Common Stock

                                     ANNEX I
                                   MILESTONES


           Milestone Measurement Period: [Oct 1, 2009 to Sep 30, 20101

The maximum number of shares to be transferred to Franklin is 109,350 (the "Transfer Shares"), with a maximum of 73,265 to he transferred by Ji Ho Cho ("Cho") and a maximum of 36,350 to be transferred by Seok Kwon Hong ("Hong").

Nature           Milestone                    Overall       Maximum          Example/Formula
of Activity                                   Percentage    Number of
                                              Weight        Shares
                                                            Transferred
-------------    --------------------------   ----------   ---------------   -------------------------------------------------------
Development      Failure or 100% "Success."   60%          65,610*           If 2 models achieve Success and 1 model fails, the
                 ("Success" means the                                        Company will have achieved 66.67% (or 2/3) success for
                 production and launch of                  [60% x 109,350    the Development milestone and 33.33% (1/3) failure for
                 each model)                               = 65,610]         the Development milestone. The Major Shareholders shall
                                                                             transfer 33.33% x 60% =19,99% of the Transfer Shares
                 3 models (U150, U210 and                                    to Franklin. [19.99%x 109,350 = 21,870 shares]
                 U600)
                                                                             Success of:
                 33.3% of the total 40%                                      0 Models = 65,610 shares transferred
                 overall percentage weight                                   1 Model = 43,742 shares transferred
                 shall be attributed to each                                 2 Models = 21,870 shares transferred
                 model.                                                      3 Models = 0 shares transferred
-------------    --------------------------   ----------   ---------------   -------------------------------------------------------
Sales            $30M                         20%          21,870*           If the Company achieves sales of $20M, it will
                                                                             have achieved 66.67% (2/3) success for the Sales
                                                           [20% x 109,350    milestone and 3333% (1/3) failure for the Sales
                                                           = 21,870]         milestone. The Major Shareholders shall transfer 33.33%
                                                                             (1/3) x 20% =6.67% of the Transfer Shares to Franklin.
                                                                             [6.67% x 109,350 = 7,289 shares]

                                                                             The number of shares to be transferred shall be
                                                                             calculated as follows: (y) x 20% = the total percentage
                                                                             of Transfer Shares to be transferred to Franklin.

                                                                             y = the percentage failure of the Company for the Sales
                                                                             milestone
-------------    --------------------------   ----------   ---------------   -------------------------------------------------------
Net Profit       $4.8M                        20%          21,870*           If the Company achieves a net profit of $3M, it will
                                                                             have achieved 62.5% success for the Net Profit
                                                           [20% x 109,350    milestone and 37.5% failure for the Net Profit
                                                           = 21,870]         milestone. The Major Shareholders shall transfer 37,5%
                                                                             x 20% =7.5% of the Transfer Shares to Franklin.
                                                                             [7.5% x 109,350 = 8,201 shares]

                                                                             The number of shares to be transferred shall be
                                                                             calculated as follows: (y) x 20% = the total percentage
                                                                             of Transfer Shares to be transferred to Franklin.

                                                                             y = the percentage failure of the Company for the Net
                                                                             Profit milestone.
-------------    --------------------------   ----------   ---------------   -------------------------------------------------------

* 67% shall be Cho's Transfer Shares and 33% shall be Hong's Transfer Shares.
